FIRST AMENDMENT TO
EMPLOYMENT AGREEMENT

This First Amendment to Employment Agreement (this “Amendment”) is made this 11th day of June, 2009 by and between MMA FINANCIAL, INC., a Maryland corporation (“Employer”) and DAVID KAY (“Employee”).

WHEREAS, Employer and Employee are parties to that certain Employment Agreement dated November 7, 2007 by and between Employer and Employee; and

WHEREAS, Employer and Employee desire to modify certain terms of the Employment Agreement as more particularly set forth herein.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Employer and Employee hereby agree as follows:

1. 2006 Form 10-K Completion Bonus. The parties agree that the 2006 Form 10K Completion Bonus provided for in Section 2(c) of the Employment Agreement, shall be paid ratably during the period from May 1, 2009 through December 31, 2009. Specifically, the Bonus shall be paid in equal monthly installments (in the second pay period of the month) in accordance with and as part of Employer’s normal payroll schedule and practices.

2. 2007 Form 10-K Completion Bonus. The parties agree that the 2007 Form 10K Completion Bonus provided for in Section 2(c) of the Employment Agreement of 1.34 times Employee’s base compensation then in effect upon the filing of the Company’s 2007 Form 10-K, will be replaced by a bonus in the amount of 0.66 times Employee’s current base compensation. This amount shall be paid ratably during the period from October 1, 2009 through March 15, 2010. These payments will be made in equal monthly installments (in the second pay period of the month) in accordance with and as part of Employer’s normal payroll schedule and practices.

3. Severance. Effective October 1, 2009, Section 7(a)(ii), Clause (z) of the Employment Agreement is hereby amended to provide for severance payments in an amount equal to one (1) year’s Base Compensation.

4. No Other Changes. Except as modified herein, the Employment Agreement remains in full force and effect in accordance with its terms.

IN WITNESS WHEREOF and intending to be legally bound, the parties have executed this Amendment as of the date and year first above written.

MMA FINANCIAL, INC.

By: /s/ Michael L. Falcone
Michael L. Falcone, President and CEO

By: /s/ David Kay
David Kay